UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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HARRIS INTERACTIVE INC.

(Name of Registrant as Specified In Its Charter)

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60 Corporate Woods
Rochester, New York 14623
October 23, 2007
To Whom it May Concern:
I wanted to share some recent developments that may affect your vote on Proposal No. 2: Approval of 2007 Long Term Incentive Plan at the 2007 Annual Meeting of Stockholders of Harris Interactive Inc. to be held on October 30, 2007. This proposal is more fully described in the Company’s Proxy Statement on form DEF14A filed with the Securities Exchange Commission on September 12, 2007.
The board of directors recommends a “FOR” vote on Proposal 2 so that the Company may include equity-based awards in total compensation of key employees in order to better align their interests with those of stockholders. Equity awards also are useful in connection with retention of key employees of acquired companies.
ISS originally recommended an “AGAINST” vote for this proposal, due to the fact that our trailing three year burn rate (as calculated by ISS) had exceeded our peer group average. In fiscal 2005, option awards associated with the WirthlinWorldwide and Novatris acquisitions boosted our burn rate to 5.81% which pushed our trailing three year average burn rate to 3.23% vs. 2.7% for the peer group average. As you can see in the chart below, this was an anomaly. Our trailing two year burn rate average is 1.9% and our trailing five year (including the anomalous year) burn rate average is 2.8%.

		Common	Burn
Fiscal	Total	Shares @	Rate
Year	Granted*	FYE	%
2007	1,070,770	52,834,000	2.03
2006	1,132,333	60,833,000	1.86
2005	3,565,300	61,375,000	5.81
2004	1,569,500	57,013,020	2.75
2003	785,000	54,500,713	1.44

*	as calculated by ISS (including an ISS conversion factor for grants of restricted stock)
Today Harris Interactive filed a Form 8-K in which its Board of Directors publicly declared its commitment to limiting equity-based awards during the three fiscal years ending June 30, 2010 so that the average number of shares granted annually during the three fiscal years would not be greater than 2.7% of the common shares outstanding. A copy of the Form 8-K is attached for your reference.
As a result of that commitment, ISS today changed its recommendation to a “FOR” for Proposal 2 and has issued an alert to that effect.

On behalf of the Board of Directors, I ask our stockholders that:
•	If you haven’t voted your shares yet, please vote “FOR” Proposal 2

•	If you followed ISS guidelines and previously voted “AGAINST” Proposal 2, please follow their new recommendation and change your vote to “FOR” Proposal 2. You may change your vote electronically, by phone, or by submitting an updated proxy card.
If you have any questions regarding this Proposal, please feel free to call me. Thank you for your time and attention to this matter, and, as always, thank you for your ongoing support.
Sincerely,
Daniel J. Hucko
Senior Vice President, Investor Relations

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):   October 22, 2007

Harris Interactive Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Corporate Woods, Rochester , New York	14623

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:   585-272-8400

Not Applicable

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ITEM 8.01  OTHER EVENTS.
Important information regarding Proposal 2 to be voted on at the 2007 Annual Meeting of Stockholders of Harris Interactive Inc.
At the annual meeting of stockholders of the Company to be held on October 30, 2007, stockholders are being asked to approve the 2007 Long Term Incentive Plan. This proposal is more fully described in the Company’s Proxy Statement on form DEF14A filed with the Securities Exchange Commission on September 12, 2007.
Commitment to Limit Grants in Fiscal 2008, 2009 and 2010 Made Under the 2007 Long-Term Incentive Plan
The Harris Interactive Board of Directors commits to its stockholders that for fiscal years 2008, 2009 and 2010, the Board will limit the number of shares granted via equity-based awards to employees (whether under the 2007 Long Term Incentive Plan, if approved by the stockholders, or other plans) to an average of 2.7% of the total shares of our common stock outstanding at the end of the Company’s three fiscal years 2008, 2009 and 2010. The Board will apply the following formula: (fiscal 2008% + fiscal 2009% + fiscal 2010%) ÷ 3 years ≤ 2.7%. (For purposes of calculating the total number of shares granted in a year, each share of restricted stock granted will count as equivalent to two option shares.) The current three-year average burn rate for the Company’s media industry peer group (GICS 2540) as calculated by RiskMetrics Group (formerly Institutional Shareholder Services, “ISS”), is 2.7%. As reference, the Company’s burn rate as calculated by ISS for fiscal year 2006 was 1.86%, and for fiscal year 2007 was 2.03%.
As a result of the commitment of the Board of Directors, ISS now recommends a vote “FOR” Proposal 2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harris Interactive Inc.
October 23, 2007	By:	/s/ Ronald E. Salluzzo
		Name:	Ronald E. Salluzzo
		Title:	Chief Financial Officer and Corporate Secretary